SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of April 16, 2008 by and between AgFeed Industries, Inc., a Nevada corporation (the “ Company”), and the investors named on Exhibit A hereto (each on “ Investor” and collectively the “ Investors”).

WITNESSETH

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) the Registration Statement (as defined below) relating to the offer and sale from time to time of the Company’s securities, including shares of its Common Stock, $0.001 value (“Common Stock”);

WHEREAS, the Company is offering for sale shares of Common Stock registered pursuant to the Registration Statement (the “Offered Shares”); and

WHEREAS, each Investor desires to purchase from the Company Offered Shares on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the recitals (which are deemed to be a part of this Agreement), mutual covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. As used herein, the following terms have the meanings indicated:

“Final Prospectus” shall mean the final prospectus relating to the Investor Shares that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto.

“Person” shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Preliminary Prospectus” shall mean the prospectus forming a part of the Registration Statement and the prospectus supplement relating to the Offered Shares in the form first filed pursuant to Rule 424(b) under the Securities Act, as amended (the “ Securities Act ”), as further amended or supplemented at the relevant time, and used prior to the filing of the Final Prospectus, and shall include all information and documents incorporated by reference in such prospectus.

“Registration Statement” shall mean the registration statement on Form S-3 (File No. 333-148386), including a prospectus, relating to the offer and sale of certain of the Company’s Common Stock, which was declared effective by the Commission on January 11, 2008. References herein to the term “Registration Statement” as of any date shall mean such effective registration statement, as amended or supplemented to such date, including all information and documents incorporated by reference therein as of such date.

2.           Purchase of Common Stock. Subject and pursuant to the terms and conditions set forth in this Agreement, the Company agrees that it will issue and sell to the Investor and each Investor, severally and not jointly with the other Investors, agrees that it will purchase from the Company the number of Offered

Shares set forth on Schedule I attached hereto (the “Investor Shares ”). The aggregate purchase price for the Investor Shares (the “ Aggregate Purchase Price ”) and the purchase price per Investor Share is set forth on Schedule I hereto. The closing of the purchase and sale of the Investor Shares will be on the date and at the time set forth on Schedule I hereto, or such other date or time as the parties may agree upon in writing (the “ Closing ”).

3.	Deliveries at Closing.

(a)        Deliveries by the Investor. At the Closing, each Investor, severally and not jointly with the other Investors, shall deliver to the Company such Investor's portion of the Aggregate Purchase Price by wire transfer of immediately available funds to an account designated by the Company as set forth on Schedule I hereto, which funds will be delivered to the Company in consideration of the Investor Shares issued at the Closing.

(b)        Deliveries by the Company. At the Closing, the Company shall deliver to each Investor, using customary book-entry procedures, the Investor Shares for such Investor.

4.	Representations, Warranties, Covenants and Agreements.

(a)        Investor Representations, Warranties and Covenants. Each Investor, severally and not jointly with the other Investors, represents, warrants and agrees as follows:

(1)        Investor is duly incorporated and has a valid existence and the authorization to transact business as a corporation under the laws of its jurisdiction of incorporation and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification.

(2)        Investor has received and reviewed copies of the Registration Statement and the Preliminary Prospectus, including all documents and information incorporated by reference therein and amendments thereto, and understands that no Person has been authorized to give any information or to make any representations that were not contained in this Agreement, the Registration Statement and the Preliminary Prospectus, and Investor has not relied on any such other information or representations in making a decision to purchase the Investor Shares. Investor hereby consents to receiving delivery of the Registration Statement and the Preliminary Prospectus, including all documents and information incorporated by reference therein and amendments thereto, by electronic mail. Investor understands that an investment in the Company involves a high degree of risk for the reasons, among others, set forth under the captions “RISK FACTORS” in the Prospectus.

(3)        Investor acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision, and that in connection with its investigation of the accuracy of the information contained or incorporated by reference in the Registration Statement and the Preliminary Prospectus and its investment decision, Investor has not relied on (a) any representation or information not set forth in this Agreement, the Registration Statement or the Preliminary Prospectus, (b) any Person affiliated with the Company or (c) the fact that any other Person has decided to invest in the Offered Shares. Investor understands that nothing in the Prospectus, this Agreement or any other materials presented to such Investor in connection with the purchase and sale of the Offered Shares constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Investor Shares.

(4)        The execution and delivery of this Agreement by Investor and the performance of this Agreement and the consummation by Investor of the transactions contemplated hereby have been duly authorized by all necessary (corporate, partnership or limited liability in the case of a corporation, partnership or limited liability company) action of Investor, and this Agreement, when duly executed and delivered by Investor, will constitute a valid and legally binding instrument, enforceable in accordance with its terms against Investor, except as enforcement hereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization or similar laws or court decisions affecting enforcement of creditors’ rights generally and except as enforcement hereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(5)        No state, federal or foreign regulatory approvals, permits, licenses or consents or other contractual or legal obligations are required for Investor to enter into this Agreement or purchase the Investor Shares.

(6)        Each Investor, if outside the United States of America, will comply with all applicable laws and regulations in each jurisdiction where it purchases, offers, sells or delivers Offered Shares or has in its possession or distributes any offering material, in all cases at its own expense.

(7)        From and after obtaining the knowledge of the sale of the Investor Shares contemplated hereby, such Investor has not taken, and prior to the public announcement of the transaction (which the Company covenants and agrees shall be no later than 8:30 am on April 17, 2008) such Investor shall not take, any action that has caused or will cause such Investor to have, directly or indirectly, sole or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, related to or derives any significant part of its value from the Common Stock, whether or not, direct or indirectly, in order to hedge its positions in the Investor Shares.

(8)        The execution, delivery and performance by Investor of this Agreement and the consummation by Investor of the transactions contemplated herein do not and shall not (i) result in a violation of Investor’s charter documents, bylaws or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which Investor is a party or is bound, (iii) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which Investor is party or under which Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect.

(9)        The Company shall not undertake another equity financing of its securities (including, but not limited to, any additional issuances pursuant to the Registration Statement)

prior to April 24, 2008.

(b)        Company Representations, Warranties and Covenants. The Company hereby represents, warrants and agrees as follows:

(1)        The Company and each of its subsidiaries listed on Schedule II hereto (the “Subsidiaries”) has been duly organized and has a valid existence and the authorization to transact business as a corporation under the laws of its jurisdiction of organization, with corporate power and authority to own and lease its properties and conduct its business as described in the Preliminary Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such jurisdictions wherein the failure to be so qualified and in good standing would not individually or in the aggregate have a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole (a “ Material Adverse Effect ”).

(2)        No consent, approval, authorization, order, registration, filing or qualification of or with any such court or governmental, regulatory or self-regulatory agency or body is required for the valid authorization, execution, delivery and performance by the Company of this Agreement or the issuance of the Investor Shares, except for such consents, approvals, authorizations, registrations, filings or qualifications as may be required under the Securities Act or state securities or “blue sky” laws. The Company shall obtain the listing of the Investor Shares on the Nasdaq Global Market no later than the time of Closing.

(3)        The authorized, issued and outstanding capital stock of the Company is as set forth in the Preliminary Prospectus and as will be as set forth in the Final Prospectus under the caption “Capitalization” (other than for issuances after the dates thereof, if any, pursuant to employee benefit plans, or upon exercise of outstanding options or warrants, as the case may be). The Common Stock, including the Investor Shares, conforms, and in the case of the Final Prospectus, will conform, in all material respects to the description thereof contained in the Preliminary Prospectus and the Final Prospectus. All the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance, in all material respects, with all applicable laws. None of the outstanding shares of Common Stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described in the Preliminary Prospectus and those that will be described in the Final Prospectus.

(4)        The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company and this Agreement, when duly executed and delivered by the parties hereto, will constitute a valid and legally binding instrument of the Company enforceable in accordance with its terms, except as enforcement hereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization or similar laws or court decisions affecting enforcement of creditors’ rights generally and except as enforcement hereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(5)        The Investor Shares have been duly authorized by the Company, and when issued and delivered by the Company against payment therefor as contemplated by this Agreement, the Investor Shares will be validly issued, fully paid and nonassessable, and will conform to the description of the Common Stock contained in the Preliminary Prospectus.

(6)        The execution and delivery of this Agreement do not, and the compliance by the Company with the terms hereof will not, (i) violate the Articles of Incorporation (as amended to date) of the Company or the By-Laws (as amended to date) of the Company, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their properties or assets are subject, or (iii) result in a violation of, or failure to be in compliance with, any applicable statute or any order, judgment, decree, rule or regulation of any court or governmental, regulatory or self-regulatory agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except where such breach, violation, default or the failure to be in compliance would not individually or in the aggregate have a Material Adverse Effect or adversely affect the ability of the Company to issue and sell the Investor Shares.

(7)        The Company meets the requirements for the use of Form S-3 under the Securities Act for the primary issuance of securities. The Registration Statement has been declared effective by the Commission and at the time it became effective, and as of the date hereof, the Registration Statement complied and complies with Rule 415 under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. On the effective date of the Registration Statement, the Registration Statement complied, on the date of the Prospectus, the Preliminary Prospectus complied, and at the date of the Closing, the Final Prospectus will comply, in all material respects with the applicable provisions of the Securities Act and the applicable rules and regulations of the Commission thereunder; on the effective date of the Registration Statement, the Registration Statement did not, on the date of the Preliminary Prospectus, the Preliminary Prospectus did not, and at the date of the Closing, the Final Prospectus and other information provided in writing to the Investors, when ready together, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made (with respect to the Prospectus), not misleading; and when filed with the Commission, the documents incorporated by reference in the Registration Statement, the Prospectus and the Final Prospectus, taken as a whole, complied or will comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Commission thereunder. There is no material document of a character required to be described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

(8)        The Company is not, and does not intend to conduct its business in a manner in which it would become, an “investment company” as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

5.	Miscellaneous.

(a)        Fees and Expenses. The Company shall be responsible for its own expenses incurred in connection with the transactions contemplated hereby. In addition, the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for persons engaged by any Investor) relating to or arising out of the transactions contemplated hereby, including, without limitation, a finder’s fee payable to Advantage Consulting of $200,000 and a placement agent fee Rodman & Renshaw, LLC in the amount of 6% of the total equity financing received by the Company hereunder, which shall be paid on the Closing.

(b)        Binding Agreement; Assignment. This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The Investors may assign any and all of these rights and obligations hereunder to any other person or entity without the prior written consent of the Company so long as such assignee agrees to be subject to the obligations of the assigning Investor.

(c)        Entire Agreement. This Agreement, including Exhibit A, Schedule I and Schedule II hereto, constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and may be amended only by written execution by both parties. Upon execution by the Company and the Investors, this Agreement shall be binding on each of the parties hereto.

(d)        Consent To Jurisdiction. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINCIPLES. FURTHERMORE, THE INVESTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE FEDERAL OR STATE COURTS LOCATED IN THE STATE OF NEW YORK, NEW YORK COUNTY, IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE COMPANY AND THE INVESTOR (AND, TO THE EXTENT PERMITTED BY LAW, ON BEHALF OF ITS AND THEIR EQUITY HOLDERS AND CREDITORS) HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(e)        Notices. All notices, requests, consents and other communication hereunder shall be in writing, shall be mailed by first class registered or certified mail, or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

if to the Company, to:

Agfeed Industries, Inc.

1095 Qing Lan Avenue

Economic and Technical Development Zone

Nan Chang City, Jiangxi Province

China, 330013

with a copy mailed to the Company’s legal counsel:

Buchanan Ingersoll & Rooney PC

1835 Market Street, 14th Floor

Philadelphia, PA 19103

Attn: William Uchimoto, Esq.

Email: William.Uchimoto@bipc.com

Tel: (215) 665-3813

or to such other Person at such other place as the Company shall designate to the Investors in writing; and if to the Investors, at the addresses as set forth on Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing.

(f)         Counterparts. This Agreement maybe executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one in the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AGFEED INDUSTRIES, INC.

By:________________________

Name:_Junhong Xiong

Title:_ CEO __________

INVESTORS:

Accepted and agreed to as of the date

first above written:

Investor Name (name in which Investor Shares are to be registered):

By:__________________________

Telephone:

 Exhibit A

Investors and Addresses

Investor name (name in which Investor Shares are to be registered):

Investor address:

SCHEDULE I

to

Securities Purchase Agreement

Name of Investor	Aggregate Purchase Price	Number of Offered Shares to be Purchased by Investor

$ $

TOTAL	$

*The Aggregate Purchase Price may be paid in US dollars or US dollar equivalent (based on the official Bank of China exchange rate on the Closing date) in Chinese RMB.

Purchase Price Per Share of Common Stock	$

Date and Time of Closing: April __, 2008 at 11:00 a.m., Eastern Daylight Time

WIRE INSTRUCTIONS

Aggregate Purchase Price to be wired to:
Bank:
Address:
Account Name:
Account Number:
ABA Routing :Number:
Swift:

SCHEDULE II

to

  Securities Purchase Agreement

Subsidiaries	% Ownership Held by Company (direct or indirect)
Nanchang Best Animal Husbandry Co., Ltd	100%
Shanghai Best Animal Husbandry Co., Ltd	100%
Guangxi Huigie Science & Technology Feed Co., Ltd.	100%
Lushan Breeder Pig Farm Co., Ltd.	90%
Wannian Xiandai Animal Husbandry Limited Liability Co.	70%
Jiangxi Huyun Livestock Co., Ltd.	70%
Ganzhou Green Animal Husbandry Co., Ltd.	60%
Gang Feng Animal Husbandry Co., Ltd.	100%
Yichun Tianpeng Domestic Livestock Farm, Ltd.	55%